UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 15, 2022

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

On July 15, 2022 ( the “Closing Date”), Nuvera Communications, Inc. (“Nuvera” or the “Company”) entered into a Credit Agreement (the “2022 Credit Agreement”) and closed a senior secured credit facility in the aggregate principal amount of $130.0 million, consisting of a $50.0 million initial term loan (the “Initial Term Loan”), a $50.0 million delayed draw term loan (the “Delayed Draw Term Loan”) and a $30.0 million revolving credit facility (the “Revolving Credit Facility”). The Initial Term Loan and the Delayed Draw Term Loan are collectively referred to as the “Term Loans.” The Revolving Credit Facility and the Term Loans are collectively referred to as the “2022 Credit Facility.”

CoBank, ACB (“CoBank”) acted as Lender and is acting as Administrative Agent for a consortium of Lenders under the 2022 Credit Facility. CoBank also created and sold participation interests to farm credit lenders that are federally chartered Farm Credit System lending institutions organized under the Farm Credit Act of 1971.

The 2022 Credit Agreement contains certain customary events of default, which include failure to make payments when due,  the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, or a change in control (as defined in the 2022 Credit Agreement).

The obligations of Nuvera as borrower are guaranteed by the following Nuvera subsidiaries (“the “Guarantors”):

●                     Peoples Telephone Company

●                     Western Telephone Company

●                     Hutchinson Telephone Company

●                     Hutchinson Telecommunications, Inc.

●                     Hutchinson Cellular, Inc.

●                     Tech Trends, Inc.

●                     Sleepy Eye Telephone Company

●                     Scott-Rice Telephone Co.

The Company and the Guarantors are collectively referred to as the “Loan Parties.”

Initial Term Loan

The $50.0 million Initial Term Loan was drawn in a single advance on the Closing Date. Amounts repaid under the Initial Term Loan may not be borrowed again.  The proceeds of the Initial Term Loan were used to pay off the existing credit facilities pursuant to the terms of the Second Amended and Restated Master Loan Agreement, dated as of July 31, 2018, by and between the Company and CoBank (as modified, amended, restated and supplemented, “Amended and Restated Master Loan Agreement”).

Delayed Draw Term Loan

The Delayed Draw Term Loan may be drawn in no more than five advances, in minimum amounts of $1.0 million during the period ending on the earlier of (i) July 15, 2025 or (ii) the date the Delayed Draw Term Loan is drawn in full (such date, the “Delayed Draw Term Loan Expiration Date”).  Amounts repaid under the Delayed Draw Term Loan may not be borrowed again.

Maturity and Repayment of Term Loans

The Term Loans will mature on July 15, 2029 (“Term Loan Maturity Date”). Principal amounts outstanding on the Term Loans will be due and payable quarterly in equal installments on the last day of each calendar quarter, in accordance with the schedule set forth below. Any amounts owing under the Term Loans not previously repaid will be due and payable on the Term Loan Maturity Date.

Date	Annual Amortization
Years 1 – 3	0%
Years 4 – 6	5%
Year 7	7.5%

Revolving Credit Facility

The Revolving Credit Facility in an aggregate principal amount of up to $30.0 million is available during the period through the Revolving Credit Facility Maturity Date, which is July 15, 2027. Amounts borrowed under the Revolving Credit Facility may be repaid and borrowed again by the Company from time to time. The Revolving Credit Facility proceeds will be used for capital expenditures and other Company general corporate purposes.

Additional Financing

The 2022 Credit Facility enables the Company from time to time to add an incremental term loan facility or facilities of up to $30.0 million, in minimum amounts of $5.0 million per incremental term loan facility with additional commitments from existing lenders or with new commitments from financial institutions reasonably acceptable to the Administrative Agent and the Company, upon terms and conditions set forth in the 2022 Credit Agreement.

Additional Provisions

The Company may be required to make mandatory prepayments under the 2022 Credit Agreement in the event of a disposition of certain property or assets, in the event of receipt of certain insurance or condemnation proceeds, upon the issuance of certain debt or equity securities, or upon the incurrence of certain indebtedness for borrowed money.

Security Interest and Pledge

On the Closing Date, the Loan Parties entered into a Pledge and Security Agreement under which the Loan Parties pledged substantially all their real and personal property to secure the obligations of the Loan Parties under the 2022 Credit Agreement and the Loan Documents (as defined in the 2022 Credit Agreement).

Under the 2022 Credit Facility, as under the prior Amended and Restated Master Loan Agreement, Nuvera has the ability to enter into interest rate swaps in connection with amounts borrowed  from CoBank. In connection with the closing of the 2022 Credit Facility, Nuvera “rolled over” its two exiting interest rate swap agreements (“IRSA”).  Consistent with its past practices, Nuvera will continue to disclose in its periodic reports on Forms 10-K and 10-Q, material information about its borrowing under the 2022 Credit Facility, including amounts borrowed, interest rate swaps, and effective interest rates.

Interest Rates

Borrowings under the 2022 Credit Facility will bear interest based on either the base rate or Term SOFR, at the Company’s option, in each case plus an applicable margin. The base rate is the greatest of (1) 1.00%, (2) the prime rate (as defined in the 2022 Credit Agreement), (3) the federal funds effective rate (as defined in the 2022 Credit Agreement) plus 0.50% or (4) the one-month Term SOFR (as defined in the 2022 Credit Agreement) plus1.00%.

The applicable margin for loans under the Revolving Credit Facility, which varies based on the Total Leverage Ratio (as defined in the 2022 Credit Agreement), ranges from 0.650% to 1.900% per year for base rate loans and from 1.65% to 2.90% per year for Term SOFR loans. The Company is required to pay a commitment fee for the unused portion of the Revolving Credit Facility, which will range from 0.20% to 0.30% per annum, depending on the Total Leverage Ratio.

The applicable margin for Term Loans, which also varies based on the Total Leverage Ratio, ranges from 0.90% to 2.15% per year for base rate loans and from 1.90% to 3.15% per year for Term SOFR loans. The Company is required to pay a commitment fee for the unused portion of the Delayed Draw Term Loan, which will range from 0.20% to 0.30% per annum until the second anniversary of the Closing Date, depending on the Total Leverage Ratio, and 0.75% per annum after the second anniversary of the Closing Date.

Summary Descriptions

The descriptions of the 2022 Credit Agreement and  Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are  attached to this report as Exhibit 10.1 and 10.2 and are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material  Definitive Agreement

On the Closing Date, the Company paid all amounts owing under the Amended and Restated Master Loan Agreement and that agreement was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	*Credit Agreement dated as of July 15, 2022 between Nuvera, Nuvera subsidiaries as Guarantors and CoBank ACB as Lender and as Administrative Agent
10.2	*Pledge and Security Agreement dated as of July 15, 2022 between Nuvera, Nuvera subsidiaries as Guarantors and CoBank ACB as Lender and as administrative agent

*Pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to these agreements have been omitted from this Report and will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2022	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer